BY-LAWS

                                       OF

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION





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                                TABLE OF CONTENTS

                                     BY-LAWS

                                       OF

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

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                                                                                        Page

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Article I - Offices ....................................................................1

Article II - Meetings and Action of Shareholders .......................................1

         Section 1.        Annual Meetings..............................................1

         Section 2.        Special Meetings.............................................2

         Section 3.        Place of Meetings............................................2

         Section 4.        Notice of Meetings...........................................2

         Section 5.        Quorum.......................................................3

         Section 6.        Proxies; Voting..............................................4

         Section 7.        Selection of Inspectors of Election..........................6

         Section 8.        Business Transacted..........................................6

         Section 9.        Action Without Meeting.......................................7

         Section 10.       Annual Statement.............................................7

Article III - Board of Directors........................................................8

         Section 1.        Number, Election, Qualification
                              and Term of Office........................................8

         Section 2.        Duties and Powers............................................8

         Section 3.        Annual and Regular Meeting; Notice...........................9

         Section 4.        Special Meetings; Notice.....................................10

         Section 5.        Chairman of the Board and
                              Chief Executive Officer...................................11

         Section 6.        Quorum and Adjournments......................................11

         Section 7.        Manner of Acting.............................................12

         Section 8.        Vacancies....................................................12

         Section 9.        Resignation..................................................13

         Section 10.       Removal......................................................13

         Section 11.       Compensation.................................................13

         Section 12.       Contracts....................................................14

         Section 13.       Committees...................................................15

         Section 14.       Subcommittees................................................16

Article IV - Waiver of Notice...........................................................17

         Section 1.        Waiver of Notice.............................................17

Article V - Certain Restrictions........................................................17

         Section 1.        Issuance of Shares...........................................17

Article VI - Officers      .............................................................18

         Section 1.        Number, Qualifications, Election
                              and Term of Office........................................18

         Section 2.        Resignation..................................................19

         Section 3.        Removal......................................................19

         Section 4.        Vacancies....................................................19

         Section 5.        Chief Executive Officer......................................20

         Section 6.        President....................................................20

         Section 7.        Vice Presidents..............................................21

         Section 8.        Secretary....................................................22

         Section 9.        Treasurer....................................................22

         Section 10.       Controller...................................................23

         Section 11.       Actuary......................................................24

         Section 12.       Shares of Other Corporations.................................24

Article VII - Shares of Stock...........................................................24

         Section 1.        Certificate of Stock.........................................24

         Section 2.        Lost or Destroyed Certificates...............................25

         Section 3.        Transfers of Shares..........................................26

         Section 4.        Record Date..................................................27

Article VIII - Dividends   .............................................................28

         Section 1.        When Declared................................................28

         Section 2.        Payment......................................................28

Article IX - Checks, Notes and Depositaries.............................................29

         Section 1.        Execution of Instruments.....................................29

         Section 2.        Instruments..................................................29

         Section 3.        Depositaries.................................................29

Article X - Fiscal Year    .............................................................30

Article XI - Financial Statements and Audit.............................................30

         Section 1.        Annual Statement and Reports.................................30

         Section 2.        Independent Public Accounts..................................30

Article XII - Corporate Seal............................................................31

Article XIII - Indemnification..........................................................31

         Section 1.        Proceedings Other Than by or in
                              the Right of the Corporation..............................31

         Section 2.        Proceedings by or in the Right
                              of the Corporation........................................33

         Section 3.        Determination of the Right of
                              Indemnification...........................................34

         Section 4.        Advances of Expenses.........................................34

         Section 5.        Right to Indemnification Upon
                              Application; Procedure Upon
                              Application...............................................35

         Section 6.        Types of Indemnification
                              Consistent with Statutory
                              Rights and Remedies.......................................37

         Section 7.        Insurance....................................................37

         Section 8.        Constituent Corporations.....................................38

         Section 9.        Other Enterprises, Fines, and
                              Serving at Corporation's Request..........................39

         Section 10.       Savings Clause...............................................39

Article XIV - Amendments   40

         Section 1.        By Shareholders..............................................40

         Section 2.        By Directors.................................................40

Article XV - Effective Date of By-Laws..................................................41

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                                    BY - LAWS

                                       OF

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                               ARTICLE I - OFFICES



The principal office of Skandia Life American Corporation (the "Corporation") shall be located in the State of Connecticut. The Corporation may also maintain offices at such other places within or without the State as the Board of Directors may determine from time to time.

                        ARTICLE II - MEETINGS AND ACTIONS

                                 OF SHAREHOLDERS



SECTION 1.                 Annual Meetings.

The first annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting, being the annual meeting for the year 1988, shall be held on the third Tuesday of February, 1988, and thereafter the annual meeting of shareholders of the Corporation shall be held on the third Tuesday of February of each succeeding year or on such other date as the Board of Directors may determine, at such time and place as shall be designated by the Board of Directors and stated in the notice of such annual meeting.

SECTION 2.                 Special Meetings.

Special Meetings of the shareholders may be called at any time by the Board of Directors or by the Chief Executive Officer and shall be called by the President or the Secretary at the written request of holders of not less than ten percent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Connecticut Stock Corporation Act and the Insurance Law.

SECTION 3.                 Place of Meetings.

All Meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Connecticut as shall be established by resolution of the Board of Directors and designated in the notices or waivers of any notice of such meetings.

SECTION 4.                 Notice of Meetings.

(A) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than seven (7) or more than fifty (50) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(B) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by law.

SECTION 5.                 Quorum.

(A) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(B) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

SECTION 6.                 Proxies; Voting.

(A) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(B) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(C) Each shareholder entitled to vote or to express consent or dissent without a meeting may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(D) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

SECTION 7.                 Selection of Inspectors of Election.

In advance of any meeting of the shareholders, the Board of Directors may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a meeting of the shareholders may, and on request of any shareholder shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.

SECTION 8.                 Business Transacted.

At the annual meeting, directors shall be elected and such other business transacted as may be properly brought before the meeting. At any special meeting, no business shall be transacted other than that specified in the notice of such meeting unless all shareholders entitled to notice thereof consent to the transaction of such business.

SECTION 9.                 Action Without Meeting.

Any action, including an election of directors, required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders consent thereto in writing.

Except in the election of directors, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting of shareholders. If such action by written consent of less than all shareholders is proposed to be taken, as herein authorized, notice in writing of such proposed action shall be given to each shareholder of the corporation. Such notice shall be given in the manner of giving notice of a meeting of shareholders not less than twenty days and not more than fifty days before the date that any such consent is to become effective.

SECTION 10.                Annual Statement.

The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by a vote of the shareholders a full and clear statement of the business and financial condition of the Corporation.

                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1.                 Number, Election, Qualification and Term of Office.

(A) The members of the Board of Directors of the Corporation need not be shareholders and shall be elected to their terms as set forth herein by a majority of the votes cast at a shareholder's meeting by the holders of shares entitled to vote in such election. The Board of Directors shall consist of not less than three (3) persons nor more than fifteen (15) persons as may be decided from time to time by vote of the shareholder(s). No decrease in said Board of Directors shall shorten the term of any incumbent director. Each director shall be at least eighteen (18) years of age.

(B) At each annual meeting, the successors to the directors whose terms expire in that year shall be elected for the term of one (1) year.

SECTION 2.                 Duties and Powers.

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

SECTION 3.                 Annual and Regular Meetings; Notice.

(A) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(B) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(C) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such an action was taken within the time limited, and in the manner set forth, in paragraph (B) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (C) of such Section 4.

SECTION 4.                 Special Meetings; Notice.

(A) Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President, and shall be called by the Secretary when directed to do so by a writing signed by at least a majority of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(B) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, telex, telefax radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Article IV, need not specify the purpose of the meeting.

(C) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting, prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

SECTION 5.                 Chairman of the Board and Chief Executive Officer.

The Chairman of the Board may be elected from among the members of the Board of Directors. The Chairman of the Board shall also be the Chief Executive Officer. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

SECTION 6.                 Quorum and Adjournments.

(A) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

(B) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

SECTION 7.                 Manner of Acting.

(A) At meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(B) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

SECTION 8.                 Vacancies.

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal had been effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

SECTION 9.                 Resignation.

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such written resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10.                Removal.

Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board of Directors.

SECTION 11.                Compensation.

No stated compensation shall be paid to directors, as such, for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or a Committee thereof; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12.                Contracts.

(A) No contract or other transaction between the Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way be reason of the fact that any one or more of the directors of the Corporation is or are interested in, or is a director of officer or are directors or officers of, such other corporation, provided that such facts are disclosed or made known to the Board of Directors and the contract is not unfair as to the Corporation.

(B) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of the Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest is disclosed or made known to the Board of Directors and the contract or transaction is not unfair as to the Corporation, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

(C) All  contracts and  transactions  under this Section 12 shall be governed by
Section 33-323 of the Connecticut Stock Corporation Act.

SECTION 13.                Committees.

(A) The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an Executive Committee and such other Committees, and alternate members thereof, as they deem advisable, each consisting of two or more members with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such Committee shall serve at the pleasure of the Board. At all meetings of a Committee, a majority of the members shall constitute a quorum for the transaction of business, except as otherwise provided by such said resolution or by these By-laws. Participation of any one or more members of the Committee by means of a conference telephone or similar communications equipment allowing all the persons participating in the meeting to hear each other at the same time shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a Committee entitled to vote thereon and filed with the minutes of the Committee shall be the act of the Committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Committee. Each Committee shall be composed of at least three (3) directors.

(B) The Board of Directors may designate two or more directors to constitute an audit committee. The audit committee shall perform such functions as the By-Laws or a resolution of the Board of Directors of the Corporation may provide, except that if the Corporation engages or proposes to engage an independent public accountant to review the preparation of and render reports on the financial statements of the corporation, notwithstanding any provisions of the By-Laws or such resolution, the audit committee shall review, evaluate and advise the Board of Directors with respect to (A) the proposed engagement and any succeeding engagement of the accountant or any successor, and (B) the functions performed by the accountant pursuant to the terms of the accountant's engagement.

SECTION 14.                Subcommittees

Any Committee may appoint one or more subcommittees from its members. Any such subcommittee may consist of two or more members and may be charged with the duty of considering and reporting to the appointing Committee on any matter within the responsibility of the Committee appointing such subcommittee.

                          ARTICLE IV - WAIVER OF NOTICE

SECTION 1.                 Waiver of Notice.

Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by law or under the provisions of the Certificate of Incorporation or By-Laws of the Corporation, or of a resolution of the shareholders or directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary of the Corporation shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

                        ARTICLE V - CERTAIN RESTRICTIONS

SECTION 1.                 Issuance of Shares.

The Corporation may issue or agree to issue shares of common stock of the Corporation, such as (but not limited to) options or warrants to acquire common stock, or securities convertible into common stock, only by action of its Shareholder(s), and not by action of its Board of Directors.

                              ARTICLE VI - OFFICERS


SECTION 1.                 Number, Qualifications, Election and Term of Office.

(A) The Officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and an Actuary and such other officers, including a Chairman of the Board of Directors, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except that the same person may not hold the offices of both President and Secretary.

(B) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(C) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

SECTION 2.                 Resignation.

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.                 Removal.

Any officer may be removed, either with our without cause, and a successor elected, by the Board of Directors at any time. Removal of officers is without prejudice to their contract rights; however, the appointment or election of an officer for a given term, or a general provision in the By-Laws or Certificate of Incorporation with respect to the term of the office, shall not of itself create contract rights.

SECTION 4.                 Vacancies.

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5.                 Chief Executive Officer.

The Chief Executive Officer shall oversee all operations of the Corporation and the Board of Directors, and shall be responsible for overseeing the implementation of all orders and resolutions of the Board. As Chairman of the Board of Directors and Chief Executive Officer, he shall preside at all meetings of the Board and at all meetings of the shareholders. He may execute all authorized conveyances, contracts, certificates representing shares of the Corporation, or other instruments except in cases where the signing and execution shall be required by law to be otherwise signed or executed.

SECTION 6.                 President.

The President shall be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors and the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders in the absence of the Chief Executive Officer and, if there shall be no Chairman or the Chairman shall be absent, at all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7.                 Vice Presidents.

In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have the authority of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation; and shall perform such other duties as are commensurate with his title and as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8.                 Secretary.

The Secretary shall: (1) keep the minutes of the proceedings of the shareholders, Board of Directors, and committees, if any, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (4) file each written request by a shareholder that notices to him be mailed to some address other than his address as it appears on the record of shareholders; (5) sign, with the President or a Vice President, certificates representing shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the record of shareholders of the Corporation; and (7) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 9.                 Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (1) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-Laws; (2) have charge and custody of and be responsible for the keeping of correct and complete books and records of account of the corporation; sign, with the President or a Vice President, certificates representing shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (3) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 10.                Controller.

The Controller shall be responsible for keeping and maintaining the books of account of the Company, subject to the control of the Board of Directors and the President. The Controller shall exercise such powers and perform such other duties as relate to the office of the Controller, and also such powers and duties as may be delegated or assigned to or required of him by these By-Laws or by or pursuant to authorization of the Board or the President.

SECTION 11.                Actuary.

The Actuary shall be responsible for all actuarial calculations and the preparation of all policy forms to be issued by the Corporation, subject to the control of the Board of Directors and the President. The Actuary shall exercise such powers and perform such other duties as relate to the offices of the Actuary, and also such powers and duties as may be delegated or assigned to or required of him by the By-Laws or by or pursuant to the authorization of the Board of President.

SECTION 12.                Shares of Other Corporations.

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies, or other instruments) may be exercised on behalf of the Corporation only as authorized by resolution of the Board of Directors.

                          ARTICLE VII - SHARES OF STOCK


SECTION 1.                 Certificate of Stock.

(A) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name, the number of shares, a statement that the Corporation is organized under the laws of Connecticut, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

(B) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(C) The Board of Directors may authorize the issuance of certificates for which shall entitle the holder to exercise voting rights, receive dividends and participate in any liquidating distributions, or it may authorize the payment in cash of the fair value of shares as of the time when those entitled to receive such payments are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

SECTION 2.                 Lost or Destroyed Certificates.

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon production of such evidence of loss or destruction as the Board of Directors in its discretion may require. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board, it is proper to do so.

SECTION 3.                 Transfer of Shares.

(A) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon the surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(B) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4.                 Record Date.

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days, nor less than ten
(10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                            ARTICLE VIII - DIVIDENDS


SECTION 1.                 When Declared.

The Board of Directors may declare dividends in cash, in other property, or in shares of the Corporation from the earned surplus of the Corporation subject to all of the provisions and restrictions of Connecticut Stock Corporation Act and other applicable statutes, whenever, in its opinion, the condition of the Corporation's affairs renders it advisable that such dividends be declared.

SECTION 2.                 Payment.

The Board of Directors, in declaring any dividend, may determine the shareholders entitled to receive such dividend by fixing a record date for the determination of shareholders and making any such dividend payable only to those persons who are shareholders of record as of such date. The Board may also determine the date when payment of any such dividend is to be made.

                   ARTICLE IX - CHECKS, NOTES AND DEPOSITARIES


SECTION 1.                 Execution of Instruments.

All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 2.                 Instruments.

As used in Article IV and in this Article VII, the term "instrument" includes, but is not limited to, contracts and agreements, checks, drafts and other orders for payment of money, transfers of bonds, stocks, notes and other securitie, and powers of attorney, deeds, leases, releases of mortgages, satisfactions and all other instruments entitled to be recorded in any jurisdiction.

SECTION 3.                 Depositaries.

The Board of Directors shall designate the trust company, or trust companies, bank or banks, in which shall be deposited money or securities of the Corporation.

                             ARTICLE X - FISCAL YEAR


The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                   ARTICLE XI - FINANCIAL STATEMENTS AND AUDIT


SECTION 1.                 Annual Statement and Reports.

At the meeting of the Board of Directors following the annual meeting of the Stockholders, the Annual Statement of the Company for the preceding year, together with a certificate of verification thereof by such independent Public Accountants as may have been selected by the Board of Directors, shall be submitted to the Board. Interim quarterly reports, certified by the Actuary and the Controller on the financial condition of the Company shall also be submitted to the Board. The Annual Statement and interim reports shall be filed with the records of the Board and a note of such submission shall be included in the minutes. The Controller shall also report from time to time to the Board or any committee any other matters coming to his attention in the course of his duties which in his judgment should be brought to their attention.

SECTION 2.                 Independent Public Accountants.

The books and accounts of the Company shall be audited throughout each year by such independent Public Accountants as shall be selected by the Board of Directors.

                          ARTICLE XII - CORPORATE SEAL


The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                         ARTICLE XIII - INDEMNIFICATION


     SECTION 1. Proceedings Other Than by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigate (other than an action by or in the right of the Corporation) by reason of the fact that he, or the person whose representative he is, is or was a shareholder, director, officer, employee or agent of the Corporation, or is or was serving solely at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person is successful on the merits in the defense of the proceeding or as provided in
Section 3 hereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful or if upon application to the court as provided in Section 5 hereof, the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the Corporation or of another enterprise, which he serves or served at the request of the Corporation, the Corporation shall only indemnify such person after the court shall have determined, on application as provided in
Section 5 hereof, that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 2.                 Proceedings by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the Corporation, or is or was serving solely at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorney fees) actually and reasonably incurred by him in connection with such proceeding in relation to matters as to which such person, or the person whose legal representative his is, is finally adjudged not to have breached his duty to the Corporation, or where the court, on application as provided in Section 6 hereof, shall have determined that in view or all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The Corporation shall not so indemnify any such person for amounts paid to the Corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a proceeding, with or without court approval; or for expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval.

SECTION 3.                 Determination of Right of Indemnification

The conclusion provided for in Section 1 hereof may be reached by any of the following: (1) The Board of Directors of the Corporation by a consent in writing signed by a majority of those directors who were not parties to such proceeding;
(2) independent legal counsel selected by a consent in writing signed by a majority of those directors who were not parties to such proceeding; (3) in the case of any employee or agent who is not an officer or director of the Corporation, the Corporation's general counsel; or (4) the shareholders of the Corporation by the affirmative vote of at least a majority of the voting power of shares not owned by parties to such proceeding, represented at an annual or special meeting of shareholders, duly called with notice of such purpose stated. Such person shall also be entitled to apply to a court for such conclusion, upon application as provided in Section 5 hereof, even though the conclusion reached by any of the foregoing shall have been adverse to him or to the person whose legal representative he is.

SECTION 4.                 Advances of Expenses.

Expenses which may be indemnifiable incurred in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors upon agreement by or on behalf of the shareholder, director, officer, employee, agent or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, of (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.

SECTION 5.                 Right to Indemnification Upon Application;
                           Procedure Upon Application.

Where an application for indemnification or for a conclusion is made to a court, it shall be made to the court in which the proceeding is pending or to the superior court for the judicial district where the principal office of the Corporation is located. The application shall be made in such manner and form as may be required by the applicable rules of the court or, in the absence thereof, by direction of the court. The court may also direct that notice be given in such manner as it may require at the expense of the Corporation to the shareholders of the Corporation and to such other persons as the court may designate. In the case of an application to a court in which a proceeding is pending in which the person seeking indemnification is a party by reason of the fact that he, or the person whose legal representative he is, is or was serving at the request of the Corporation as a director, partner, trustee, officer, employee or agent of another enterprise, or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of any other enterprise, timely notice of such application shall be given by such person to the Corporation.

Any indemnification or advance under this Article, shall be made promptly, and in any event within ninety days, upon the written request of the agent, unless with respect to applications under this Article, a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors that such agent acted in a manner set forth under this Article as to justify the Corporation's not indemnifying or making an advance to the agent. In the event no quorum of disinterested directors is obtainable, the board of directors shall promptly direct that independent legal counsel shall decide whether the agent acted in the manner set forth in this Article as to justify the Corporation's not indemnifying or making an advance to the agent. The right to indemnification or advances as granted by this Article shall be enforceable by the agent in any court of competent jurisdiction, if the board of independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or part, in any such proceeding shall also be indemnified by the Corporation.

SECTION 6.                 Types of Indemnification Consistent with Statutory
                           Rights and Remedies.

All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while this Article and other relevant provisions of the Connecticut Stock Corporation Act and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

SECTION 7.                 Insurance.

Upon resolution passed by the board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The corporation may procure insurance providing greater indemnification and may share the premium cost with any shareholder, director, officer, employee, agent or eligible outside party as may be agreed upon.

SECTION 8.                 Constituent Corporations.

For the purposes of this Article, references to "the Corporation" include the domestic and foreign corporations and all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

SECTION 9.                 Other Enterprises, Fines, and Serving at
                           Corporation's Request.

For purposes of this Article, references to "other enterprises" shall include any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan or trusts maintained for the benefit of employees of the corporation or employees of any other enterprise, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

SECTION 10.                Savings Clause.

If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each agent of the Corporation as to expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

All payments of indemnification, advancement, or allowance shall be subject to the notice provisions of the Connecticut Stock Corporation Act.

                            ARTICLE XIV - AMENDMENTS


SECTION 1.                 By Shareholders.

The By-Laws of the Corporation are subject to alteration of repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

SECTION 2.                 By Directors.

The Board of Directors shall not make, adopt, alter, amend or repeal the By-Laws of the Corporation; and further provided the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provision of the By-Laws with respect to the removal of any directors or the filling of vacancies in the Board resulting from the removal of directors by the shareholders.

                     ARTICLE XV - EFFECTIVE DATE OF BY-LAWS


The By-Laws shall become effective upon their adoption by the Corporation as set forth in the Statement of Organization.